UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 29, 2010

Universal Gold Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-140900	20-4856983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Gottbetter & Partners LLP 488 Madison Avenue, 12th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 400-6900
(Registrant’s telephone number, including area code)

Copy to:
Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900
Facsimile:  (212) 400-6901

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, terms such as “we,” “our” and “us” refer to the registrant, Universal Gold Mining Corp., a Nevada corporation, together with its consolidated subsidiaries, including Universal Gold Holdings (Cayman), Limited (referred to herein as “UGH”), a Cayman Islands corporation and wholly owned subsidiary of Universal Gold Mining Corp.

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2010, UGH entered into a Put and Call Option Agreement (the “Option”) with Grafton Resource Investments Ltd. (“Grafton”).  Pursuant to the Option, we paid £680,000 (or approximately US$1,028,000) to subscribe for (i) a Convertible Loan Note  (the “Note”) of Kolar Gold Plc (“Kolar”), an English Company, in the principal amount of £680,000, which is convertible into “B” ordinary shares of Kolar (the “Kolar Shares”) at a conversion price of £0.25 per share and (ii) 18 month warrants (“Warrants”) to purchase up to 2,720,000 Kolar Shares at an exercise price of £0.30 per share.  The Option provided for Grafton to complete the subscription for the Note as our agent, which it did.

Kolar has been operating in India for a number of years. It has an agreement with Geo Mysore Services India Limited ("GMSI"). GMSI is an Indian company which has been granted or has applied for gold exploration licenses covering approximately 13,000 square kilometers in India, predominantly in the Indian Greenstone belt.  Under the terms of the agreement with GMSI, Kolar is to subscribe £5 million for a 20% equity interest in GMSI and farm in to a number of GMSI's license areas.

Pursuant to the Option, we have the right (the “Call Option”), exercisable within the 90 days following Kolar’s issuance of the Note (the “Exercise Period”), to acquire 7,160,000 Kolar Shares presently owned by Grafton for consideration consisting of (i) US$6 million in cash and (ii) newly issued shares of our common stock valued at US$6 million, based on the price we sell our common stock in our next private placement or, if we do not consummate a private placement by September 30, 2010, then based on the weighted average market price of our common stock over a specified period.

The Option also provides us with the right (the “Put Option”), exercisable during the Exercise Period, to require Grafton to purchase our entire right and interest in the Note and Warrants for an aggregate cash purchase price of £680,000 (payable in Sterling or US Dollars, at the prevailing spot conversion rate, at Grafton’s election).

Grafton owns 2,000,000 shares (or approximately 2.3%) of our outstanding common stock.  David Cather, a member of our Board of Directors is a retained consultant to Grafton.  Craig Niven, a member of our Board Directors, is a Director of and 48% shareholder in Arlington Group Asset Management Limited (“AGAM”). AGAM is the Investment Manager of the Arlington Special Situations Fund Limited (“ASSF”). ASSF owns US$2,000,000 face of Convertible Loan Notes issued by Grafton Resources Investments Limited. Grafton is also the owner of 7,160,000 (or approximately 15.6% of the outstanding) Kolar Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Gold Mining Corp.
Date: July 6, 2010	By:	/s/David Rector
David Rector, President